EXHIBIT 21 - SUBSIDIARIES OF OUR COMPANY
AMERICAN AXLE & MANUFACTURING HOLDINGS, INC.

Entity	Organized Under Laws of

Parent Entity
American Axle & Manufacturing Holdings, Inc.	Delaware

Subsidiary Entities (1)
AAM Auto Component (India) Private Limited	India
AAM Casting Corp.	Delaware
AAM Casting de Mexico Holdings, S. de. R.L. de C.V.	Mexico
AAM Commercial & Trading (Shanghai) Co., Ltd.	China
AAM Distribution Company, Inc.	Delaware
AAM do Brasil Ltda.	Brazil
AAM Germany GmbH	Germany
AAM India Manufacturing Corporation Private Limited	India
AAM International Holdings, Inc.	Delaware
AAM International S.ár.l.	Luxembourg
AAM Investment Management (Shanghai) Co., Ltd.	China
AAM Luxembourg S.ár.l.	Luxembourg
AAM Maquiladora Mexico S. de R.L. de C.V.	Mexico
AAM Mexico Holdings, LLC	Delaware
AAM Poland Sp. z o. o.	Poland
AAM Powder Metal Components, Inc.	Ohio
AAM Travel Services, LLC	Michigan
AccuGear, Inc.	Delaware
Albion Automotive (Holdings) Limited	Scotland
Albion Automotive Limited	Scotland
American Axle & Manufacturing (Thailand) Co., Ltd.	Thailand
American Axle & Manufacturing de Mexico Holdings S. de R.L. de C.V.	Mexico
American Axle & Manufacturing de Mexico S. de R.L. de C.V.	Mexico
American Axle & Manufacturing Korea, Inc.	Korea
American Axle & Manufacturing, Inc.	Delaware
ASP Grede Intermediate Holdings LLC	Delaware
ASP HHI Acquisition Co., Inc.	Delaware
ASP HHI Holdings Inc.	Delaware
ASP MD Holdings, Inc.	Delaware
Auburn Hills Manufacturing, Inc.	Delaware
Bearing Holdings, LLC	Delaware
Brillion Iron Works, Inc.	Delaware
Changshu AAM Automotive Driveline High Technology Manufacturing Co., Ltd.	China
Colfor Manufacturing, Inc.	Delaware
e-AAM Driveline Systems AB	Sweden
Gear Design and Manufacturing, LLC	Delaware
HHI FormTech, LLC	Delaware
HHI Holdings, LLC	Delaware
Impact Forge Group, LLC	Delaware
Jernberg Industries, LLC	Delaware
Kyklos Bearing International, LLC	Delaware
Kyklos Holdings, LLC	Delaware
MD Investors Corporation	Delaware
Metaldyne (Suzhou) Automotive Components Co., Ltd	China
Metaldyne BSM, LLC	Delaware
Metaldyne Componentes Automotivos do Brasil Ltda.	Brazil
Metaldyne Drivetrain Mexico, S. de R.L. de C.V.	Mexico
Metaldyne Engine Holdings, S.L.	Spain
Metaldyne Europe S.ár.l.	Luxembourg
Metaldyne GmbH	Germany
Metaldyne Grundstrücks GbR	Germany

EXHIBIT 21 - SUBSIDIARIES OF OUR COMPANY
AMERICAN AXLE & MANUFACTURING HOLDINGS, INC.

Metaldyne Hong Kong Limited	Hong Kong
Metaldyne Industries Limited	India
Metaldyne International (UK) Ltd	United Kingdom
Metaldyne International Deutschland GmbH	Germany
Metaldyne International France	France
Metaldyne International Spain, S.L.	Spain
Metaldyne Korea Limited	Korea
Metaldyne M&A Bluffton, LLC	Delaware
Metaldyne Mauritius Limited	Mauritius
Metaldyne Netherlands Sintered Holdings B.V.	Netherlands
Metaldyne Nürnberg GmbH	Germany
Metaldyne Oslavany, spol. s.r.o.	Czech Republic
Metaldyne Performance Group, Inc.	Delaware
Metaldyne Powertrain Components, Inc.	Delaware
Metaldyne Sintered Components España, S.L.	Spain
Metaldyne Sintered Components Mexico, S. de R.L. de C.V.	Mexico
Metaldyne Sintered Ridgway, LLC	Delaware
Metaldyne SinterForged Products, LLC	Delaware
Metaldyne Tubular Components, LLC	Delaware
Metaldyne Zell Verwaltungs GmbH	Germany
Metaldyne, LLC	Delaware
MetaldyneLux S.ár.l.	Luxembourg
MPG Holdco I Inc.	Delaware
MPG México, S. de R.L. de C.V.	Mexico
MSP Industries Corporation	Michigan
Novocast, S. de R. L. de C.V.	Mexico
Oxford Forge, Inc.	Delaware
Punchcraft Machining and Tooling, LLC	Delaware
Rochester Manufacturing, LLC	Indiana
Transformaciones Especializadas NC, S.A. de C.V.	Mexico

(1) All subsidiaries set forth herein are reported in our financial statements through consolidations; there are no subsidiaries omitted from this list.